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                                                                      Exhibit 10


                              BINGHAM, DANA & GOULD
                               15O FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                            TELEPHONE: (617) 951-8000
                             TELEX: 275147 BDGBSN UR
                           CABLE ADDRESS: BLODGHAM BSN
                            TELECOPY: (617) 951-8736

WASHINGTON OFFICE   ROUTE 128 OFFICE    CAPE COD OFFICE       LONDON OFFICE
 (202) 822-8320      (617) 890-0922     (508) 420-0283      011-44-1-792-2846

                                 April 30, 1990

Landmark Funds I
6 St. James Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

         We have acted as counsel to Landmark Funds I (formerly, Landmark Growth and Income Fund), a Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendment No. 6 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 27, 1990 (as amended by such Post-Effective Amendment No. 6, the "Registration Statement"), with respect to Shares of Beneficial Interest (without par value) (the "Shares") of its series designated as Landmark Total Return Fund (the "Fund"). It is proposed that the name of the Fund be changed to Landmark Balanced Fund.

         We have made such investigations and have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for the purposes of this opinion. In that examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts in Massachusetts.

         Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust's Declaration of Trust, its By-Laws, the Declaration of Series establishing the Fund and the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           Bingham, Dana & Gould

                                           BINGHAM, DANA & GOULD

0023E